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                                                                     EXHIBIT 4.1


                        CLINICAL RESOURCE SYSTEMS, INC.

                               STOCK OPTION PLAN


                                   ARTICLE I
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                                    PURPOSE

     Clinical Resource Systems, Inc. (the "Company") is largely dependent for the successful conduct of its business on the initiative, effort and judgment of its officers and employees and the officers and employees of its subsidiaries. This Stock Option Plan (the "Plan") is intended to provide the key employees of the Company and its subsidiaries an incentive through stock ownership in the Company and encourage them to remain in the Company's employ. Moreover, since the incentive stock options and non-qualified stock options provided for in the Plan are subject to various alternative provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Board of Directors of the Company (the "Board") will have considerable latitude in shaping stock options granted under the Plan to the particular circumstances of the optionee, thus recognizing the full value of the stock option.

                                  ARTICLE II
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                                ADMINISTRATION

     The Plan shall be administered by the Stock Option Committee (the "Committee"), the initial members of which shall be Charles B. Owen, M.D., Robert McConnell, M.D. and Don Pippin, Jr. The Committee shall at all times consist of not less than two members of the Board, and shall not include any persons that are not members of the Board. All members of the Committee shall be selected by (and serve at the pleasure of) the Board. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to recommend to the Board the individuals within the class set forth in Article IV to whom, and the
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time and price per share at which, stock options shall be granted, and the number of shares to be subject to each stock option. In making such recommendations and determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regulating it, to recommend to the Board the terms and provisions of the respective stock options (which need not be identical) and to make all other determinations necessary for advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Article II shall
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be final, conclusive and binding upon all optionees.
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                                  ARTICLE III
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                  SHARES SUBJECT TO PLAN AND DURATION OF PLAN

     Under the Plan, a majority of the members of the Board who are disinterested persons may, upon recommendation of the Committee, at any time on or before ten (10) years after the date of adoption of the Plan or approval of the Plan by the shareholders of the Company, whichever is earlier, but not thereafter, grant to eligible persons stock options to purchase up to but not exceeding an aggregate of 600,000 shares of the Company's $0.002 par value Common Stock (subject to adjustment as provided in Article VIII). Shares
                                                   ------------
subject to stock options under the Plan may be either authorized and unissued shares or issued shares which have been acquired by the Company and are being held in its treasury, in its sole discretion of the Board. When stock options have been granted under the Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the optionee thereof, the shares which were subject thereto may be reoptioned under the Plan.

                                  ARTICLE IV
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                         ELIGIBILITY AND PARTICIPATION

     All officers and employees of the Company and its 50% or more owned subsidiaries (including 50% or more owned subsidiaries which become such after adoption of the Plan) shall be eligible to receive stock options under the Plan, and employment by any of such subsidiaries shall constitute employment by the Company for purposes of this Plan; provided, however, that no member of the Committee shall be entitled to receive a stock option under this Plan while serving as a member of the Committee and for a period of one year thereafter.

                                   ARTICLE V
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                     TERMS AND CONDITIONS OF STOCK OPTIONS

     Each stock option granted under the Plan shall be evidenced by a stock option agreement (the "Agreement"), the form of which shall have been approved by the Committee and counsel to the Company. The Agreement shall be executed by the Company and the optionee and shall set forth the terms and conditions of the option, which terms and conditions shall include, but not be limited to, the following:

           (a) Stock Option Price. The stock option price shall be
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      determined by the Committee, but shall not in any event be less than the par value of the Company's Common Stock.

           (b) Term of Stock Option.  The term of the stock option shall be
               --------------------
     selected by the Committee, but in no event shall such term exceed ten (10) years from the date such stock option is granted.

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        (c)  Transferability. The stock options granted hereunder shall not be
             ---------------
     transferable otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of the optionee, stock options granted hereunder shall be exercisable only by the optionee or the optionee's guardian or legal representation.

        (d)  Exercise. Notwithstanding any other provision of this Plan, no
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     option shall be exercised more than ten (10) years from the date upon which it is granted.

        (e)  Other Conditions. As its sole discretion, the Committee may impose
             ----------------
     other conditions upon the options granted hereunder, including, but not limited to, percentage limitations upon the exercisability of stock options granted hereunder and termination of non-qualified stock options on termination of employment.


                                  ARTICLE VI
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                            INCENTIVE STOCK OPTIONS

     The Committee and the Board, in recommending and granting stock options hereunder, shall have the discretion to determine that certain stock options shall be incentive stock options, as defined in Section 422 of the Code, while other options shall be non-qualified stock options. Neither the members of the Committee, the members of the Board nor the Company shall be under any obligation or incur any liability to any person by reason of the determination by the Committee or the Board whether a stock option granted under the Plan shall be an incentive stock option or a non-qualified stock option. The provisions of this Article VI shall be applicable to all incentive stock options
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at any time granted or outstanding under the Plan.

     All incentive stock options granted or outstanding under the Plan shall be granted and held subject to and in compliance with the terms and conditions specifically set forth in Articles II, III, IV and V hereof and, in addition,
                          --------------------------
subject to and in compliance with the following further terms and conditions:

        (a) the option price of all incentive stock options shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the time the stock option is granted (notwithstanding any provision of Article V hereof to the contrary);
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        (b) no incentive stock option shall be granted to any person who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, provided, however, that this ownership limitation will be waived if, at the time the stock option is granted, the stock option price is at least one hundred ten percent (110%) of the fair market value of the Company's Common Stock and such stock option by its terms is not exercisable more than five (5) years from the date it is granted;

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          (c)  the aggregate fair market value of all shares of Common Stock
     (determined at the time of the grant of the stock option) with respect to which incentive stock options are exercisable for the first time by any optionee during any one calendar year shall not exceed $100,000; and

          (d) in the event of an optionee's termination of employment with the Company for any reason other than death, all incentive stock options granted hereunder shall thereupon terminate; provided, however, the Committee may, in its discretion, direct that certain Agreements contain provisions permitting exercise of stock options after an optionee's retirement. Upon the termination of an optionee's employment by reason of his death, his incentive stock option shall terminate to the extent it was not exercisable at the date of his death, but to the extent it was then exercisable by the optionee, his estate or the beneficiaries thereof shall be entitled to exercise it for a period of one (1) year from the date of his death but not thereafter.

                                  ARTICLE VII
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                           EXERCISE OF STOCK OPTIONS

     Stock options granted hereunder may be exercised only by tendering to the Company written notice of exercise accompanied by the aggregate purchase price for the shares with respect to which the stock option is being exercised. No stock option shall be exercisable unless the shares issuable on the exercise thereof have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the Company shall have first received the opinion of its counsel that registration under the 1933 Act is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the stock option is being exercised have not been registered under the 1933 Act, the Company may require the optionee to give the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the 1933 Act is not required. Share certificates issued to the optionee upon exercise of the stock option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable. The purchase price of shares of Common Stock of the Company acquired upon the exercise of any non-qualified stock option or incentive stock option granted under the Plan shall be paid in full by the optionee in cash or by certified or cashier's check payable to the order of the Company, or by delivery to the Company of shares of the Company's Common Stock theretofore owned by the optionee having a fair market value equal to such stock option price, or by any combination thereof. For purposes of the Plan, (i) if the shares of Common Stock are traded on a stock exchange, shares of Common Stock shall be deemed to have a fair market value equal to the average of the closing bid and asked price for a share on such exchange for the trading day on which such value is being determined, or (ii) if the shares of Common Stock are not traded on an exchange, the shares shall be deemed to have a fair market value as is determined by the Committee, which such determination of value shall be conclusive for the purposes hereof if made in good faith by the Committee.

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                                 ARTICLE VIII
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                                  ADJUSTMENTS

     Subject to any required action by the Company's directors and shareholders, the number of shares provided for in each outstanding stock option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Subject to any required action by the Company's directors and shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding stock option shall pertain to and apply to the securities to which a holder of the number of shares of the Company's Common Stock subject to the stock option would have been entitled. In the event of (a) a dissolution or liquidation of the Company; (b) a consolidation or merger in which the Company is not the surviving corporation; (c) a sale of all or substantially all of the assets of the Company; or (d) a sale of all or substantially all of the outstanding Common Stock of the Company to one purchaser, then each outstanding stock option shall terminate; provided, however, that in such event, each optionee shall have the right immediately prior to such dissolution or liquidation, consolidation or merger in which the Company is not the surviving corporation, sale of all or substantially all of the assets of the Company, or sale of all or substantially all of the outstanding Common Stock of the Company to one purchaser, to exercise his stock option with respect to the full number of shares covered thereby, without regard to any installment provision contained in his Agreement.

     In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan. The aforesaid adjustments shall be made by the Committee whose determination in that respect shall be final, binding and conclusive.

     Except as hereinbefore expressly provided in this Article VIII, the
                                                       ------------
optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution or liquidation, merger or consolidation, sale of all or substantially all assets, sale of all or substantially all of the outstanding Common Stock of the Company, or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any stock option. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

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                                  ARTICLE IX
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                         PRIVILEGES OF STOCK OWNERSHIP

     No person entitled to exercise any stock option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such stock option until certificates representing such shares shall have been issued and delivered.

                                   ARTICLE X
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                          CONTINUATION OF EMPLOYMENT

     Nothing contained in the Plan (or in any stock option granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or any subsidiary corporation or constitute any contract or agreement of employment or interfere in any way with the right of the Company or any subsidiary corporation to reduce any person's compensation from the rate in existence at the time of the granting of a stock option or to terminate such person's employment. Nothing contained herein or in any Agreement shall affect any other contractual rights of an employee.

                                  ARTICLE XI
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                          AMENDMENT OR DISCONTINUANCE

     The Board or the Committee may at any time and from time to time amend, rescind, suspend or terminate the Plan, as it shall deem advisable, provided, however, that the Plan may not be amended in any manner which would cause the Plan to no longer comply with Rule 16b-3 of the General Rules and Regulations under the 1934 Act, or any successor rule, or the provisions of the Code applicable to incentive stock options, as such rule or provision shall read as of the time of amendment. In addition to Board approval of any amendment to the Plan, if Rule 16b-3 of the General Rules and Regulations under the 1934 Act, or any successor rule, or the provisions of the Code applicable to incentive stock options, as such rule or provision shall read as of the time of amendment, requires shareholder approval of such amendment, then such amendment shall be approved by the holders of a majority of the voting stock of the Company (voting as a single class) present, or represented, and entitled to vote at a meeting of such shareholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated.

     No change may be made in, and no amendment, rescission, suspension or termination of the Plan shall have an effect on, stock options previously granted under the Plan which may impair or alter the rights or obligations of the holders thereof, except that any change may be made in stock options previously granted with the consent of the optionees.

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                                  ARTICLE XII
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                             SHAREHOLDER APPROVAL

     The Plan shall be effective as of March 31, 1989, the date on which it received the approval of the Board. However, the Plan and all stock options granted under the Plan shall be void if the Plan is not approved before March 30, 1990 by the holders of the outstanding voting stock of the Company by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated.

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